Exhibit 10.22(b)

NTH CYCLE, INC.

OMNIBUS AMENDMENT TO NOTE PURCHASE AGREEMENT AND SUBORDINATED CONVERTIBLE PROMISSORY NOTES

This Omnibus Amendment to Note Purchase Agreement and Subordinated Convertible Promissory Notes (this “Amendment”), is entered into as of July 7, 2026 (the “Effective Date”), by and among Nth Cycle, Inc., a Delaware corporation (the “Company”), and the other parties set forth on the signature pages hereto, comprising holders of the Note Approval Amount (as defined below), and amends and modifies (i) the Note Purchase Agreement, dated as of April 24, 2026, by and among the Company and the individuals and entities who became parties thereto (the “Purchasers”) (collectively, the “Purchase Agreement”) and (ii) all Subordinated Convertible Promissory Notes issued under the Purchase Agreement as of the Effective Date (the “Notes”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, pursuant to Section 8.7 of the Purchase Agreement, the Purchase Agreement and the corresponding terms of each Note may be amended with the written consent of the Company and holders of Notes representing a majority of the principal amount then outstanding on the Notes (the “Note Approval Amount”);

WHEREAS, pursuant to Section 7.5 of each of the Notes, the Notes may be amended with the written consent of the Company and holders of the Note Approval Amount;

WHEREAS, the Company and the undersigned Purchasers, constituting the Note Approval Amount, desire to (i) amend the Purchase Agreement and the terms of all Notes issued thereunder to, among other things, increase the aggregate principal amount of Notes that the Company is authorized to sell and issue thereunder, amend the Maturity Date and provide for additional conversion terms of the Notes as set forth in this Amendment; and

WHEREAS, except as expressly set forth herein, all terms, schedules and Exhibits of the Purchase Agreement shall remain in full force and effect and shall not otherwise be amended.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties, intending to be legally bound, agree as follows:

1.
Amendments.
a.
Section 1.1 of the Purchase Agreement is hereby amended and restated in its entirely to read as follows:

“1.1 Authorization. The Company has duly authorized the sale and issuance, pursuant to the terms of this Agreement, at one or more closings, of Subordinated Convertible Promissory Notes in the form attached hereto as Exhibit B in the aggregate principal amount of up to $21,500,000 (each a “Note” and, collectively, the “Notes”).”

b.
Section 2.1 of the Purchase Agreement is hereby amended by deleting the second sentence thereof in its entirety and replacing it with the following:

“The Company may conduct one or more additional closings to sell the remaining Notes at any time until August 31, 2027 (such date, the “Final Closing Date”).”

c.
Section 3.1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“3.1 Maturity. Each Note shall be due and payable on the earlier of (i) the later of (A) 36 months following the initial Closing Date and (B) the termination of that certain Business Combination Agreement, to be entered into on or about July 15, 2026, by the Company and the other parties thereto (as it may further amended, modified, supplemented or restated from time to time, the “Business Combination Agreement”) on its terms (other than as a result of the consummation of the Business Combination (as defined below) contemplated thereby) (the “Maturity Date”), in each case, upon the written request of the holders of the Note Approval Amount (as defined below), provided however, on or after the Maturity Date the Company may elect to pay any Note without notice or request from any Note Holder, or (ii) the occurrence of an Event of Default (as defined below).”

d.
Section 3.4(a)(iii) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(iii) The “Capped Price” shall be equal to the per share price implied by a fully-diluted, pre-money valuation of $235,000,000; which valuation includes (without duplication) (A) all shares of capital stock issued and outstanding immediately prior to such Qualified Financing, Business Combination or Company Sale, as applicable, (B) all allocated and outstanding but unexercised options pursuant to the Company’s 2020 Stock Incentive Plan (the “Plan”), (C) in respect of a Qualified Financing only, the reserved but unallocated options under the Plan and any increase to the Plan made prior to or at the time of such Qualified Financing, and (D) all other rights to acquire capital stock of the Company outstanding at the time of such Qualified Financing, Business Combination or Company Sale, as applicable, in each case exclusive of the Notes.”

e.
The Purchase Agreement is hereby amended by adding a new Section 3.4(c) immediately following Section 3.4(b) thereof, which new section shall read as follows:

“(c) Conversion Upon a Business Combination.

(i)
Subject to and conditioned upon the consummation of a transaction or series of related transactions by merger, consolidation, share exchange or otherwise of the Company with a publicly-traded “special purpose acquisition company” or its subsidiary (collectively, a “SPAC”), immediately following the consummation of which the shares of common stock of the SPAC is listed on the Nasdaq Stock Market or the

New York Stock Exchange (such transaction, a “Business Combination”), without any action on the part of any holder of a Note, the Company or any other party, immediately prior to the closing of a Business Combination, all principal and accrued but unpaid interest on each Note shall automatically convert into that number of fully paid and nonassessable shares of the Company’s Common Stock at a conversion price per share equal to the Capped Price. For the avoidance of doubt, such Business Combination shall not constitute a Company Sale for purposes of Section 3.4(b).
(ii)
If any Note is to be automatically converted pursuant to this Section 3.4(c), written notice shall be delivered to the holder of such Note notifying such holder of the conversion to be effected, specifying the Capped Price, the principal amount of the Note to be converted, together with all accrued and unpaid interest, and the date on which such conversion is expected to occur. Each holder of a Note hereby agrees to execute and deliver to the Company all transaction documents entered into by all other holders of Notes and such other agreements reasonably requested by the Company in connection with a Business Combination, including (without limitation) any registration rights agreement, stockholders agreement, lock-up agreement or similar agreement. Each holder of a Note also agrees to deliver the original of such holder’s Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby such holder agrees to indemnify the Company for any loss incurred by it in connection with such Note) at the closing of a Business Combination for cancellation; provided, however, that upon the closing of such Business Combination, each Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence. The Company shall, as soon as practicable thereafter, issue and deliver to each such holder a notice of issuance of book entry shares for the number of shares of Common Stock to which such holder shall be entitled upon such conversion immediately prior to the consummation of such Business Combination.
(iii)
Any conversion of a Note pursuant to this Section 3.4(c) shall be deemed to have been made immediately prior to, but conditioned upon, the closing of the Business Combination, and on and after such date, the Person entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares. As used herein, “Person” shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity, or government agency.

”

f.
Each Note is hereby amended by adding a new Section 4.3 immediately following Section 4.2 thereof, which new section shall read as follows:

“4.3 Business Combination. Upon the closing of a Business Combination, all of the principal and interest on this Note shall automatically convert into shares of the Common Stock at the applicable per share price set forth in the Purchase Agreement, and the Payee shall execute all necessary documents in connection with such Business Combination, all as more fully described in the Purchase Agreement.”

2.
Governing Law. This Amendment shall be governed by and construed in accordance with the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
3.
Counterparts. This Amendment may be executed in two or more counterparts (including PDF, or other electronic counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The signature pages hereto may be delivered by facsimile, PDF (or any electronic signature complying with U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
4.
Entire Agreement. This Amendment, together with the Purchase Agreement, the Notes and any future notes to be issued under the Purchase Agreement, constitutes the full and entire understanding among the parties regarding the subject matter in this Amendment.
5.
Limited Amendment. Other than as set forth in this Amendment, all of the terms and conditions of the Purchase Agreement and the Notes will continue in full force and effect.

(Signature pages follow)

IN WITNESS WHEREOF, the parties have executed this Omnibus Amendment No. 1 to Note Purchase Agreement and Notes as of the Effective Date.

COMPANY:

NTH CYCLE, INC.

By: /s/ Megan Patricia O'Connor
Name:	Megan Patricia O'Connor
Title:	Chief Executive Officer

[SIGNATURE PAGE TO OMNIBUS AMENDMENT NO.1 TO NOTE PURCHASE AGREEMENT AND NOTES]

IN WITNESS WHEREOF, the parties have executed this Omnibus Amendment No. 1 to Note Purchase Agreement and Notes as of the Effective Date.

PURCHASER

Bryan White
/s/ Bryan White

[SIGNATURE PAGE TO OMNIBUS AMENDMENT NO.1 TO NOTE PURCHASE AGREEMENT AND NOTES

IN WITNESS WHEREOF, the parties have executed this Omnibus Amendment No. 1 to Note Purchase Agreement and Notes as of the Effective Date.

PURCHASER

SAHSEN INVESTMENTS II, LLC

By:	/s/ Bryan White
Name: Bryan White
Title:	Managing Member

[SIGNATURE PAGE TO OMNIBUS AMENDMENT NO.1 TO NOTE PURCHASE AGREEMENT AND NOTES

IN WITNESS WHEREOF, the parties have executed this Omnibus Amendment No. 1 to Note Purchase Agreement and Notes as of the Effective Date.

PURCHASER

WOVENEARTH FUND II, LP

By:	/s/ Denise Miller
Name: Denise Miller
Title:	Managing Member

[SIGNATURE PAGE TO OMNIBUS AMENDMENT NO.1 TO NOTE PURCHASE AGREEMENT AND NOTES

IN WITNESS WHEREOF, the parties have executed this Omnibus Amendment No. 1 to Note Purchase Agreement and Notes as of the Effective Date.

PURCHASER

WISDOM WARRIOR I LP

By:	/s/ Gary Griffiths
Name: Gary Griffiths
Title:	Managing Director

[SIGNATURE PAGE TO OMNIBUS AMENDMENT NO.1 TO NOTE PURCHASE AGREEMENT AND NOTES

IN WITNESS WHEREOF, the parties have executed this Omnibus Amendment No. 1 to Note Purchase Agreement and Notes as of the Effective Date.

PURCHASER

MUUS 2ND HOLDINGS LLC

By:	/s/ Michael Sonnefeldt
Name: Michael Sonnefeldt
Title:	Chairman

[SIGNATURE PAGE TO OMNIBUS AMENDMENT NO.1 TO NOTE PURCHASE AGREEMENT AND NOTES

IN WITNESS WHEREOF, the parties have executed this Omnibus Amendment No. 1 to Note Purchase Agreement and Notes as of the Effective Date.

PURCHASER

WEV NC SPV, LP

By:	/s/ Denise Miller
Name: Denise Miller
Title:	Authorized Signatory

[SIGNATURE PAGE TO OMNIBUS AMENDMENT NO.1 TO NOTE PURCHASE AGREEMENT AND NOTES